SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[    ]  Preliminary Proxy Statement
[    ]  Confidential, for use by the Commission only (as permitted by Rule
        14a-6(e)(2))
[  X ]  Definitive  Proxy  Statement
[    ]  Definitive  Additional Materials
[    ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                       NEW ENGLAND COMMUNITY BANCORP, INC.
 ................................................................................
                (Name of Registrant as Specified in its Charter)



 ................................................................................
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)     Title of each class of securities to which transaction applies:
                ...............................................................
         2)     Aggregate number of securities to which transaction applies:
                ...............................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ...............................................................
         4)     Proposed maximum aggregate value of transaction:
                ...............................................................
         5)     Total fee paid:
                ...............................................................

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount previously paid:
                ...............................................................
         2)     Form, Schedule or Registration Statement No.:
                ...............................................................
         3)     Filing Party:
                ...............................................................
         4)     Date Filed:
                ...............................................................

[LOGO] New England
       Community Bancorp



                       NEW ENGLAND COMMUNITY BANCORP, INC.
                                Old Windsor Mall
                           Windsor, Connecticut 06095

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1997

                           ---------------------------




       The Annual Meeting of the Shareholders of New England Community Bancorp, Inc., a Delaware Corporation ("NECB"), will be held on May 20, 1997, at 10:00 a.m. at La Renaissance, 53 Prospect Hill Road (Route 5), East Windsor, Connecticut, for the purposes of considering and voting upon:


     1)    The  election  of  a  Board  of   Directors,   as  described  in  the
           accompanying Proxy Statement.

     2) The ratification of the selection of Shatswell, MacLeod & Company, P.C. as independent auditors for 1997.

     3)    Such other business as may properly come before the Annual Meeting.

       The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 31, 1997.



                                             By Order of the Board of Directors,

                                             /s/ Angelina J. McGillivray
                                             -----------------------------------
                                             Angelina J. McGillivray
                                             Secretary

Windsor, Connecticut
April 17, 1997



       YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                       NEW ENGLAND COMMUNITY BANCORP, INC.
                                Old Windsor Mall
                           Windsor, Connecticut 06095


                            -------------------------

                       1997 ANNUAL MEETING OF SHAREHOLDERS

                            -------------------------

                                 PROXY STATEMENT




       The enclosed proxy is solicited by the Board of Directors ("NECB Board") of New England Community Bancorp, Inc. ("NECB" or the "Company"), in connection with the Annual Meeting of Shareholders to be held on May 20, 1997. This proxy statement and the enclosed proxy are first being mailed to shareholders on or about April 17, 1997. The proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the shareholder. If no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1 and 2.

       The record date for the determining shareholders entitled to vote at the Annual Meeting is the close of business on March 31, 1997. On this date, there were outstanding and entitled to vote 3,667,166 shares of Common Stock, each of which is entitled to one vote on each matter to be voted on at the Annual Meeting. The presence (in person or by proxy) of a majority of the aggregate number of shares of Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker nonvotes will be counted as present at the Annual Meeting for purposes of determining whether there is a quorum.



                                VOTING PROCEDURES

       The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required to elect directors and to ratify the selection of auditors. In voting for the election of directors, shareholders must either cast their votes in favor of or withhold their votes. With respect to the ratification of the selection of independent auditors, shareholders may vote for or against and abstentions may be specified. Votes withheld and abstentions are not considered votes cast, and shall be counted as neither for nor against a nominee or matter. Since a broker's authority is not limited with respect to Proposal Nos. 1 and 2, NECB does not expect to receive any broker nonvotes with respect to the Annual Meeting.

       A shareholder of record may revoke a proxy by delivering written notice of revocation to Anson C. Hall, Vice President, Chief Financial Officer and Treasurer of NECB, at the address set forth above, by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting in person, notifying the Secretary, and voting by ballot at the Annual Meeting. Any shareholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence of a shareholder at the Annual Meeting (without notifying the Secretary) will not constitute revocation of a previously given proxy. In addition, shareholders whose shares of Common Stock are not registered in their own name will need additional documentation from the recordholder of the shares to vote in person at the Annual Meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The following table lists all shareholders known by NECB to own beneficially more than 5% of the 3,667,166 shares of Common Stock outstanding as of March 20, 1997.

Name and                               Amount of
Address of                             Shares Beneficially           Percentage
Beneficial Owners                      Owned                         of Class
----------------                       --------------------          ----------
Wellington Management Co. ...........  344,300                       9.4%
75 State Street, 19th Floor
Boston, MA 02119

Angelina J. McGillivray .............  254,775 (1)(2)                6.7%
1 South Drive
Niantic, CT 06357

Bay Pond Partners, LP ...............  230,900                       6.3%
75 State Street
Boston, MA 02119

John Hancock Advisers, Inc. .........  185,000                       5.0%
101 Huntington Avenue
Boston, MA 02119

--------------

(1) Includes 85,167 shares owned by John A. Coccomo, Sr., for which Mrs. McGillivray holds power of attorney to vote and which ownership has been disclaimed by Mrs. McGillivray.

(2) Includes 42,012 shares owned by John A. Coccomo, Sr., Foundation for the Blind, Inc., a charitable trust of which Mrs. McGillivray is a trustee and for which ownership has been disclaimed by Mrs. McGillivray.


                              ELECTION OF DIRECTORS

       A Board of ten (10) Directors is to be elected at this Annual Meeting to hold office until the next Annual Meeting and the election and qualification of their successors. The Governance Committee of the Board of Directors has nominated the following persons (the "Nominees"), and it is intended that proxies will be voted in favor of all these persons. If, for any reason, any of the Nominees is not able or willing to serve as a Director when the election occurs (a situation which is not presently contemplated), it is intended that the proxy will be voted for the election of a substitute nominee in accordance with the judgment of the proxy holder.

               THE NECB BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES
                            FOR ELECTION AS DIRECTORS

                              Nominees for Director

                                                                                                                        Director of
Name                         Age    Positions and Principal Occupation (1)               Committee Membership           NECB Since
----------                 -------  --------------------------------------               --------------------           ----------

Tadeus J. Buczkowski.....     70    Loss Control Director (retired),                     Executive                      1986
                                    Hartford Insurance Group

John C. Carmon...........     49    President, Carmon Funeral                            Executive                      1985
                                    Homes, Inc.

Gary J. DeNino...........     42    President, IMSCO, Inc. (IMSCO,                       Compensation and               1995
                                    Inc., is a domestic market                           Governance
                                    representative of international
                                    products.)

Frank A. Falvo...........     54    Executive Vice President of NECB                     Executive                      1995
                                    since December, 1995 and
                                    and President and CEO of The Equity
                                    Bank ("EQBK") since its formation

                                       2




                                                                                                                        Director of
Name                         Age    Positions and Principal Occupation (1)               Committee Membership           NECB Since
----------                 -------  --------------------------------------               --------------------           ----------

Dominic J. Ferraina......     64     Chairman of the Board of NECB                        Executive,                     1986
                                     and New England Bank & Trust                         Governance and
                                     Company ("NEBT"), Practicing                         Compensation
                                     Attorney

Charles D. Gersten.......     73     Partner, Gersten and Clifford                        Executive                      1995
                                     (law firm)

John R. Harvey...........     49     Partner, Harvey & Horowitz, P.C.                     Audit                          1995
                                     (certified public accountants)

David A. Lentini.........     50     President and CEO of NECB and                        Executive                      1993
                                     NEBT(2)

Angelina J. McGillivray..     47     President, Coccomo Associates                        Executive,                     1993
                                     Realtors, Inc.                                       Compensation,
                                                                                          Governance and Audit

Edward J. Szewczyk.......     67     President, Southwood Pharmacy, Inc.                  Governance and Audit           1986

-------------
(1) All directors have been engaged in their respective positions for more than five years except Mr. Lentini.

(2) Mr. Lentini was appointed to serve as President and Chief Executive Officer of NEBT and NECB in May 1993. Prior to joining the Company, Mr. Lentini served as President and Chief Executive Officer of Connecticut Bank of Commerce, Woodbridge, Connecticut, from September 1992 through May 1993. Mr. Lentini was previously employed by Bank of South Windsor as President and Chief Executive Officer from December 1987 until September 1992.



              CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

MEETINGS AND COMMITTEES

       During 1996, NECB's Board met twelve times. Committees of the Board met as follows: the Audit Committee met five times and the Executive, Compensation and the Governance Committees each met once. In 1996, all NECB Board members attended more than 75% of the meetings of the NECB Board and its committees on which they serve.

       The Executive Committee consists of seven members and has broad responsibilities and reviews matters which may significantly affect NECB. Its primary focus is strategic in nature and includes providing guidance for the development and implementation of the Company's strategic plan. During 1996, the Committee only met once because all matters otherwise reviewable by it were reviewed by the entire Board.

       The Audit Committee assists the Boards of Directors of NEBT and EQBK in fulfilling their fiduciary responsibilities relating to corporate accounting and reporting practices of NEBT and EQBK, respectively. Additionally, the Audit
Committee reviews the records and affairs of NECB to determine its financial condition, reviews with management and the independent auditors NECB's internal control systems, and monitors NECB's adherence in accounting and financial reporting to generally accepted accounting principles.

       The Compensation Committee, composed of three independent nonemployee members of the NECB Board, determines issues related to compensation programs and policies including compensation actions for the Chief Executive Officer and reviews the compensation for all other executive officers (see Compensation Committee Report on Executive Compensation).

       The Governance Committee consists of four members. The Governance Committee was formed to assist the Board with issues related to its membership as well as issues related to the Articles of Incorporation and Bylaws of the Corporation. Issues related to membership include, but are not limited to, issues such as the size and membership of the Board of Directors and its standing committees. The Committee, acting as the nominating committee, met on March 14, 1997 and recommended the proposed slate of Nominees, as presented in this proxy statement, to seek election at the 1997 Annual Meeting to serve as directors of NECB.

       The Governance Committee will consider additional nominees during the year as corporate needs dictate, and will advise the Board of Directors as to its recommendations. The Governance Committee will consider recommendations by shareholders for nomination as directors, provided such recommendations are submitted in accordance with certain procedures set forth in NECB's Bylaws. A shareholder's notice must be delivered to or mailed and received at the principal executive offices of NECB not less than sixty (60) days nor more than ninety (90) days prior to the meeting. However, if fewer than seventy (70) days notice of the date of the meeting is given or made to shareholders, and the meeting is held more than thirty (30) days before or after the corresponding date of the Annual Meeting held in the preceding year, then notice of the nomination by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed to shareholders. Notice to shareholders' meeting will be deemed to be given on the date of NECB's quarterly report, letter to shareholders or other communications to shareholders disclosing the meeting date, if the meeting is in fact held on that date or within thirty (30) days thereafter. A shareholder's notice must set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and, if known, residence address, (ii) the principal occupation or employment, (iii) the number of shares of stock of NECB that are beneficially owned, and (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. In addition, any shareholder making the nomination must promptly provide any other information reasonably requested by NECB.

COMPENSATION OF DIRECTORS

       For their service on the NECB Board during 1996, directors (other than executive officers of NECB who are Board members) received an annual retainer of $1,500, plus $300 for each Board meeting attended and $150 for each committee meeting attended. The Chairman of the Board and each Committee Chairman received additional annual compensation of $3,500 and $500, respectively.


             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

       The following table shows, as of March 20, 1997, the number of shares of Common Stock and the percent of outstanding Common Stock beneficially owned by
(i) each of the current directors, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers as a group.


                                                                  Amount and
                                                                  Nature of
                                                                  Beneficial                 Percent
Name                                                              Ownership (1)              of Class (2)
-----                                                             -------------              ------------
Tadeus J. Buczkowski...........................................      17,788 (3)                 0.5%
John C. Carmon.................................................      18,360 (3)                 0.5%
Gary J. DeNino.................................................      25,587                     0.7%
Frank A. Falvo.................................................      19,034 (3)                 0.5%
Dominic J. Ferraina............................................      15,000 (3)                 0.4%
Donat A. Fournier..............................................      20,656 (3)                 0.6%
Charles D. Gersten.............................................     100,525 (3)                 2.7%
Anson C. Hall..................................................      12,486 (3)                 0.3%
John R. Harvey.................................................      13,786 (3)                 0.4%
David A. Lentini...............................................      33,600 (3)                 0.9%
Angelina J. McGillivray........................................     254,775 (4)(5)              6.7%
Edward J. Szewczyk.............................................      12,358 (3)                 0.3%
All Directors and Executive Officers as a Group (12 persons)...     501,943                    14.6%
----------

(1)    Amounts  shown  include   6,000,   16,000,   11,000  and  23,000  shares,
       respectively, that may be acquired by Messrs. Falvo, Fournier, Hall and Lentini.

(2) For purposes of this calculation, the number of shares of Common Stock used includes shares outstanding as of March 20, 1997 of 3,667,166 plus any shares subject to options granted to that individual and exercisable within sixty (60) days of March 20, 1997.

(3) Includes shares owned by, or as to which voting power is shared with, spouse, children, or affiliates.

(4) Includes 85,167 shares owned by John A. Coccomo, Sr., for which Mrs. McGillivray holds power of attorney to vote and which ownership has been disclaimed by Mrs. McGillivray.

(5) Includes 42,012 shares owned by John A. Coccomo, Sr., Foundation for the Blind, Inc., a charitable trust of which Mrs. McGillivray is a trustee and for which ownership has been disclaimed by Mrs. McGillivray.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

       The Compensation Committee is composed of three (3) independent nonemployee members of the NECB Board who initiate all compensation actions for the Chief Executive Officer ("CEO") and review and recommend the compensation for all executive officers.

       NECB's executive compensation programs are designed to be market competitive in order to attract and retain highly qualified and experienced executives who are motivated to enhance shareholder value. In 1996, the Committee's compensation recommendations with respect to the CEO and other executive officers as defined in the Summary Compensation Table (the "Named Executives Officers") continued to be driven by NECB's strategy to place emphasis on variable compensation. In order to link the Named Executive Officers' pay closely with the interests of NECB's shareholders, this variable compensation takes the form of performance-based awards and equity awards. NECB's goal is to ensure that the total pay for each of the Named Executive Officers reflects the executive's position, duties and level of responsibility and which is comparable to the compensation paid to the executives in similar positions at financial institutions of NECB's size (measured by total assets). This group is not the same as the index used for the purposes of comparing total shareholder return under the Stock Performance Graph below.

       The amounts paid to each of the Named Executive Officers in the form of base salary and short and long-term incentive awards are discretionary based upon the Committee's assessment of certain quantitative and qualitative factors. For 1996 compensation purposes, the Committee considered: (1) NECB's performance in 1995, as measured by Return on Equity ("ROE"), Net Income and Return on Assets ("ROA"), each of which increased significantly over the previous year;
(2) reduced problem loans; (3) the announced acquisition of EQBK; and (4) the increased market value of the Company.

       Long-term incentive awards, consisting of incentive and nonqualified stock options, act as a retention tool and serve to link the executive officers' opportunity for financial award with that of the shareholders, and ensure that short-term performance is adequately balanced with the achievement of longer-range objectives which are in the best interests of the shareholders. Accordingly, the purpose is to stimulate key managerial employees, who are in a position to materially contribute to the long-term success of NECB, by allowing such individuals to acquire or increase their proprietary interest in NECB and also to enable NECB to attract and retain such key employees. In January 1996, the Committee awarded 140,000 such options to key employees.


CEO COMPENSATION

       In 1996, NECB's most highly-compensated Named Executive Officer was David
A. Lentini, President and Chief Executive Officer. The Committee reviewed Mr. Lentini's performance and determined that he met or exceeded all objectives in 1996. The Committee also discussed 1997 business objectives for Mr. Lentini. Mr. Lentini's cash compensation for 1996 included a base salary of $175,000 and a bonus of $30,800. The Committee exercised its judgment in determining the amount of Mr. Lentini's award and took into account certain quantitative and qualitative factors described above. Mr. Lentini was not present during the Committee's discussion concerning his compensation. The Committee's decision was unanimously accepted by the NECB Board.

       This report is furnished by members of the Compensation Committee.


Gary J. DeNino
Dominic J. Ferraina
Angelina J. McGillivray

                             STOCK PERFORMANCE GRAPH

       The Stock Performance Graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against both a broad-market index (the Nasdaq National Market) and an industry index (SNL Securities' Banks (New England) Index), for the five-year period from December 31, 1991 through December 31, 1996. The graph assumes that on December 31, 1991 $100 was invested in Common Stock of NECB and the indices and that all dividends were reinvested.

[The following table represents a graph in the printed piece.]


                                                           Total Return Performance


                                                                                 Period Ending
Index Value                                12/31/91        12/31/92        12/31/93        12/31/94        12/31/95        12/31/96
-----------                                 -------         -------         -------         -------         -------         -------

New England Community Bancorp, Inc.          100.00          106.67          133.33          221.47          281.64          431.96
NASDAQ - Total US                            100.00          116.38          133.59          130.59          184.67          227.16
SNL Banks (New England) Index                100.00          160.61          164.74          158.31          259.59          353.98

                       COMPENSATION OF EXECUTIVE OFFICERS

       The following table shows, for the years ended December 31, 1996, 1995 and 1994, the compensation of the Chief Executive Officer and the three other most highly compensated executive officers of NECB who were serving as executive officers at year-end 1996. The persons named in the table are referred to in this proxy statement as the "Named Executive Officers."

                                                       Summary Compensation Table


                                                                               Long-Term Compensation
                                              Annual Compensation                   Awards
                                        --------------------------------            -------
                                                                                    Options/              All Other
Name and Principal Position             Year      Salary ($)    Bonus ($)           SARs (#)          Compensation ($)
-------------------------               ----      ---------     --------            --------           ---------------
David A. Lentini......................  1996      $175,000      $30,800             40,000                 $19,345  (1)
  President and Chief                   1995       140,000       13,500             15,000                  22,837
    Executive Officer                   1994       135,000                          20,000                  17,647

Frank A. Falvo........................  1996      $150,000      $26,400             30,000                  $4,167  (2)
  Executive Vice President              1995(3)    125,000       12,325

Donat A. Fournier.....................  1996      $125,000      $26,400             30,000                 $14,549  (4)
  Vice President and Senior             1995        95,000       10,500             10,000                  17,138
    Loan Officer                        1994        93,484                          14,000                   8,062

Anson C. Hall.........................  1996      $100,000      $17,600             30,000                 $11,472  (5)
  Vice President, Chief                 1995        80,000        6,500              5,000
    Financial Officer and               1994        75,000
    Treasurer

-------

(1) During 1996, NECB contributed $9,000 and $2,288, respectively, into the Company's former pension plan and the Company's 401(k) Plan. Additionally, NECB paid life and disability insurance premiums in the amounts of $1,239 and $6,818, respectively, for the benefit of Mr. Lentini.

(2)   During 1996,  NECB  contributed  $4,167  pursuant to the Company's  401(k)
      Plan.

(3) Amounts shown in the table for 1995 include amounts paid by EQBK to Mr. Falvo prior to the acquisition of EQBK by NECB.

(4) During 1996, NECB contributed $9,000 and $1,635, respectively, into the Company's former pension plan and the Company's 401(k) Plan. Additionally, NECB paid disability insurance premiums in the amount of $3,914 for the benefit of Mr. Fournier.

(5) During 1996, NECB contributed $5,279 and $1,308, respectively, into the Company's former pension plan and the Company's 401(k) Plan. Additionally, NECB paid disability insurance premiums in the amount of $4,885 for the benefit of Mr. Hall.

                     Options/SAR Grants in Last Fiscal Year

       The following table contains information concerning the grant of stock options made during the year ended December 31, 1996 to the Named Executive Officers.

                                                          Individual Grants


                        Number of          Percent of
                        Securities        Total Options/
                       Underlying       SARs Granted          Exercise or                                   Grant Date
                       Options/SARs       to Employees        Base Price           Expiration              Present Value
Name                  Granted (#)(1)    in Fiscal Year (2)      ($/sh)                Date                    ($) (3)
-----                 -------------     ------------------    ----------           ----------              ------------
David A. Lentini       40,000             28.6%                $10.25               1/31/2006                $127,200
Frank A. Falvo         30,000             21.4%                $10.25               1/31/2006                 $95,400
Donat A. Fournier      30,000             21.4%                $10.25               1/31/2006                 $95,400
Anson C. Hall          30,000             21.4%                $10.25               1/31/2006                 $95,400

----------


(1) Under the 1996 Incentive and Nonqualified Compensatory Stock Option Plan (the "1996 Plan"), the Committee may grant either Incentive Stock Options or Non-Statutory Stock Options to key managerial employees to purchase shares of Common Stock of the Company. The option price is fixed by the Committee at the time of the grant and may not be less than 100 percent of the fair market value of the stock, as determined by the Committee, in good faith as of the grant date. Each option may be first exercised in five equal annual installments commencing from the date set forth in the Stock Option Agreement for such options; provided, however, that no option be exercised beyond ten years after the date of the grant.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) The percentages in the table are based upon a total of 140,000 options granted to NECB employees in 1996--all of which were granted under the 1996 Plan.

(3) The grant date present values shown in the table are determined using the Black-Scholes option pricing model. The assumptions used in calculating the Black-Scholes present value of approximately $3.18 per option for new option grants were as follows: (a) a dividend yield of 2.1 percent; (b) expected volatility of 25 percent; (c) a risk-free interest rate of 5.17 percent; and (d) expected lives of eight years. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the use of highly subjective assumptions, including the expected stock price volatility. Because NECB's employee options have characteristics significantly different from those of traded options, and because changes in subjective assumptions can materially affect the fair value estimates, the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of NECB's employee options. The amount realized from an employee option ultimately depends on the market of the Common Stock on the date of the exercise.

                                     Aggregated Option/SAR Exercises in Last Fiscal Year
                                           and Fiscal Year-End Option/SAR Values

                                                                          Number of
                                                                          Securities
                                                                          Underlying                Value of Unexercised
                                                                         Unexercised                   In-the-Money
                                                                        Options/SARs                   Options/SARs
                                                                         at FY-End (#)                at FY-End ($) (2)
                         Shares Acquired      Value Realized   -------------------------         ------------------------
      Name               on Exercise (#)         ($) (1)       Exercisable Unexersisable         Exercisable    Unexercisable
       -----             -----------------    --------------   ----------- -------------          -----------    ------------
David A. Lentini         20,000                 $140,000          23,000        32,000              $155,375         $164,000
Frank A. Falvo                                                     6,000        24,000               $30,750         $123,000
Donat A. Fournier        14,000                  $98,000          16,000        24,000               $107,00         $123,000
Anson C. Hall                                                     11,000        24,000               $68,875         $123,000

-----------
(1) Value realized is the difference between the fair market value of the Common Stock at the date of exercise and the exercise price of the option exercised.

(2) Value is the difference between the fair market value of the Common Stock at year end and the exercise price of the option.

PENSION PLAN

       During 1996, the Company converted its defined contribution plan into a 401(k) Plan (the "Plan"). Employees over the age of 21 and with one year of service are eligible to participate in the Plan. The Company matches employee contributions to the Plan on the following basis: 100% of the first 3% of employee contributions and 50% of the next 2%. Both employee and Company matches immediately vest in the Plan. Additionally, funds which were previously not vested in the defined contribution plan vested upon transfer into the Plan.

EMPLOYMENT AGREEMENTS

       NECB entered into employment agreements with Messrs. Lentini, Fournier and Hall in August 1994 and with Mr. Falvo in August 1996.

       Mr. Lentini's employment agreement provides for his employment as President and Chief Executive Officer until July 30, 1996. Beginning August 1, 1995, and annually thereafter, the agreement automatically extends for one additional year unless canceled by either party. The agreement will terminate two years from the date of the last extension. Under the agreement, Mr. Lentini receives an annual base salary which is fixed by the Board each year. The employment agreement also provides that the Board of Directors of NECB may pay an incentive bonus to Mr. Lentini at its option, and the amount of such bonus is discretionary and will be determined by the Board of Directors.

       Mr. Falvo's employment agreement provides for his employment as Executive Vice President until July 30, 1998. Beginning August 1, 1997, and annually thereafter, the agreement automatically extends for one additional year unless canceled by either party. The agreement will terminate two years from the date of the last extension. Under the agreement, Mr. Falvo's annual salary is $165,000. The employment agreement also provides that the Board of Directors of NECB may pay an incentive bonus to Mr. Falvo at its option, and the amount of such bonus is discretionary and will be determined by the Board of Directors.

       Mr. Fournier's employment agreement provides for his employment as Vice President and Senior Loan Officer until July 30, 1996. Beginning August 1, 1995, and annually thereafter, the agreement automatically extends for one additional year unless canceled by either party. The agreement will terminate two years from the date of the last extension. Under the agreement, Mr. Fournier receives an annual base salary which is fixed by the Board each year. The employment agreement also provides that the Board of Directors of NECB may pay an incentive bonus to Mr. Fournier at its own option, and the amount of such bonus is discretionary and will be determined by the Board of Directors.

       Mr. Hall's employment agreement provides for his employment as Vice President, Chief Financial Officer and Treasurer until July 30, 1996. Beginning August 1, 1995, and annually thereafter, the agreement automatically extends for one additional year unless canceled by either party. The agreement will terminate two years from the date of the last extension. Under the agreement, Mr. Hall receives an annual base salary which is fixed by the Board each year. The employment agreement also provides that the Board of Directors of NECB may pay an incentive bonus to Mr. Hall at its option, and the amount of such bonus is discretionary and will be determined by the Board of Directors.

                    OTHER INFORMATION RELATING TO DIRECTORS,
                         NOMINEES AND EXECUTIVE OFFICERS

       Some of the directors and executive officers of NECB, NEBT and EQBK and companies or organizations with which they are associated, have had, and may have in the future, banking transactions with NEBT and EQBK in the ordinary course of NEBT's and EQBK's business. All such loans are currently performing in accordance with their terms. Total loans to directors and executive officers of NECB, NEBT and EQBK and associates of such executive officers and directors outstanding during the past three years were as follows:

December 31,              Total Indebtedness Outstanding
-----------               ------------------------------
1996......................        $4,704,000
1995......................        $6,971,000
1994......................        $3,337,000

       Federal banking laws and regulations limit the aggregate amount of indebtedness which banks may extend to bank insiders. Pursuant to such laws and regulations, NEBT and EQBK may extend credit to executive officers, directors, principal shareholders or any related interest of such persons, if the extension of credit to such persons is in an amount that, when aggregated with the amount of all outstanding extensions of credit to such individuals, does not exceed NEBT and EQBK's unimpaired capital and unimpaired surplus. As of December 31, 1996, 1995 and 1994 the aggregate amounts of extensions of credit to insiders were well below this limit.

       NEBT and EQBK have had, and expect to have in the future, banking transactions in the ordinary course of business with directors, executive officers and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and, on terms that do not involve more than the normal risk of collectibility or present other unfavorable features.

       During 1996, the Company retained Dominic J. Ferraina, Chairman of the Boards of NECB and NEBT, to perform certain legal services.

       Charles D. Gersten, a director of NECB and EQBK, is the lessor of the property leased by EQBK at 1160 Silas Deane Highway, Wethersfield, Connecticut. EQBK's lease, which commenced in 1989, provides that space in the building will be leased for ten years with three five-year renewal options. Beginning in 1994, until the end of the term of the lease, the rent is subject to an annual increase equal to one-half of the prevailing cost of living rate adjustment. Rent expense under this lease amounted to $224,576 during 1996. EQBK considers the lease to have been written on terms comparable to the general market at the time the lease was entered into and to have terms and conditions as would have been negotiated with an outside party.

COMPLIANCE WITH 16(A) FILINGS

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires NECB's directors, executive officers, and persons who own more than 10% of NECB's Common Stock, to file with the Securities and Exchange Commission (the "SEC") reports of beneficial ownership and changes in beneficial ownership of NECB Common Stock. Executive officers, directors and greater than 10% shareholders are required by regulations of the SEC to furnish NECB with copies of all Section 16(a) forms they file. In 1996, all required reports of beneficial ownership were timely filed, based upon a review of the copies of such reports furnished to NECB and representations that no other reports were required to be filed.

                       APPOINTMENT OF INDEPENDENT AUDITORS

       Shatswell, MacLeod & Company, P.C. ("Shatswell, MacLeod & Company") independent accountants, has been selected by the Board of Directors to serve as independent accountants for NECB for the fiscal year ending December 31, 1997. Although shareholders will vote upon the ratification of the selection of Shatswell, MacLeod & Company, and the Audit Committee will review the selection if it is not ratified, the Board of Directors will have the right to continue to retain Shatswell, MacLeod & Company as independent accountants in any event if it desires to do so.

       A representative of Shatswell, MacLeod & Company will be present at the Annual Meeting to respond to appropriate questions and may make a statement if he or she desires to do so.


                                  OTHER MATTERS

       The Board of Directors does not know of any other matters which might come before the Annual Meeting of Shareholders; however, if any other matters should properly come before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their judgment.

                   SHAREHOLDER PROPOSALS FOR THE 1998 MEETING

       Under NECB's Bylaws, for business proposed by a shareholder (other than director nomination) to be a proper subject for action at an Annual Meeting of Shareholders, in addition to any requirement of law, the shareholder must timely request (by Certified Mail--Return Receipt Requested) that the proposal be included in the Company's proxy statement for the meeting, and such request must satisfy all of the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. NECB received no such request from any shareholder with respect to the 1996 Annual Meeting.

       In order to be included in NECB's proxy statement and form of proxy for the 1998 Annual Meeting of Shareholders and in order to be a proper subject for action at that meeting, proposals of shareholders intended to be presented to that meeting must be received at NECB's principal executive offices by December 19, 1997. Shareholder proposals should be directed to the NECB Corporate Secretary, 176 Broad Street, Windsor, Connecticut 06095.

                                     GENERAL

       The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by NECB. NECB files with the Securities and Exchange Commission Annual Reports on Form 10-K. A copy of the report for 1996 will be furnished, without exhibits and without charge, to any shareholder sending a written request to Anson C. Hall, Vice President, Chief Financial Officer and Treasurer, New England Community Bancorp, Inc., P.O. Box 130, Windsor, CT, 06095.


                                   Submitted by order of the Board of Directors,

                                   /s/ Angelina J. McGillivray
                                   ---------------------------------------------
                                   Angelina J. McGillivray
                                   Secretary


Windsor, Connecticut
April 17, 1997

                                REVOCABLE PROXY
                      NEW ENGLAND COMMUNITY BANCORP, INC.

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                DIRECTORS OF NEW ENGLAND COMMUNITY BANCORP, INC.

     The undersigned holder(s) of the Common Stock of New England Community Bancorp, Inc. ("NECB" or the "Company") do hereby nominate, constitute and appoint Tadeus J. Buczkowski and Gary J. DeNino, jointly and severally, proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of NECB, standing in our name on its books on March 31, 1997 at the Annual Meeting of its shareholders to be held at the La Renaissance, 53 Prospect Hill Road (Route 5), East Windsor, Connecticut, on May 20, 1997 at 10:00 a.m. or at any adjournment thereof with all the powers the undersigned would possess if personally present, as specified hereon.

                                                          With      For All
(1)  SET DIRECTORSHIPS AT TEN (10)             For        hold       Except
     AND ELECT THE FOLLOWING TEN (10)          / /        / /         / /
     PERSONS TO SERVE AS DIRECTORS OF NECB:

Tadeus J. Buczkowski, John C. Carmon, Gary J. DeNino, Frank A. Falvo, Dominic J. Ferraina, Charles D. Gersten, John R. Harvey, David A. Lentini, Angelina J. McGillivray and Edward J. Szewczyk.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

(2) APPOINTMENT OF AUDITORS: Proposal to ratify the resolution adopted by the Board of Directors appointing the independent public accounting firm of Shatswell, MacLeod & Company, P.C. as independent auditors of New England Community Bancorp, Inc. for the fiscal year ending December 31, 1997.

           For                     Against                   Abstain
           / /                       / /                       / /

If any other matters are properly brought before the meeting, the persons named in the proxy or their substitutes are authorized to vote in accordance with their best judgment.

                                   ---------------------------------
Please be sure to sign and date        Date
  this Proxy in the box below
--------------------------------------------------------------------


----Shareholder sign above-------Co-holder (if any) sign above------


   Detach above card, sign, date and mail in postage paid envelope provided.

                      NEW ENGLAND COMMUNITY BANCORP, INC.
--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS (1) AND (2).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2).

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE TO THE COMPANY OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU ATTEND THE ANNUAL MEETING.

All joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all must sign.

                              PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------